Exhibit 1
To whom it may concern
December 14, 2006
Contact Information:
NIS GROUP CO., LTD.
Akihiro Nojiri
Executive Director & Executive Officer
Tel: (TOKYO) +81-3-3348-2424
E-mail:Info-ir@nisgroup.co.jp
URL: http://www.nisgroup.jp/english
Announcement of Business and Capital Alliance with ARAIGUMI CO., LTD.
     NIS GROUP CO., LTD. (the “Company”) hereby announces that it has entered into a basic agreement to form a business alliance with ARAIGUMI CO., LTD. (Tokyo Stock Exchange 1st Section Listed, Code: 1854, hereinafter referred to as “ARAIGUMI”), and decided to subscribe to a third party allotment of new shares to be issued by ARAIGUMI.
1.	Purpose of the capital alliance
     ARAIGUMI, which is a general constructor operating nationwide with a wide range of high quality architectural skills including those for constructing condominium buildings, is contributes to the development of regional economies through its business.
     This capital and business alliance will enable the Company to provide its services to the customers and business partners of ARAIGUMI, utilizing its financial expertise and information derived from its various businesses. In addition, the Company expects business synergies resulting from participation by, and cooperation with, ARAIGUMI in real estate development, real estate investment and other customer services.
2.	Outline of the business alliance
(1)	Attainment of new customers and information through the provision of services to both customers and other concerned parties;
(2)	Mutual cooperation and promotion in the fields of real-estate investment, real-estate development and construction-related businesses; and
(3)	Creation of new business and reinforcement of competitive strength by utilizing the Company’s credit insurance function and other financial functions and expertise.
3.	Outline of subscription to share allotment by ARAIGUMI
(1)	Number of shares to be subscribed by the Company:17,900,000 shares (Common stock)
(2)	Changes in total number of shares outstanding of ARAIGUMI
Number before issuance:	27,726,037 shares (as of November 30, 2006)
Number of new shares:	17,900,000 shares
(proportion of new shares to total number of shares outstanding after issuance: 39.2%)
Number after issuance:	45,626,037 shares
(3)	Aggregate amount of acquisition of new shares: 2,720,800,000 yen
(4)	Commencement date: December 26, 2006

4.	Outline of ARAIGUMI CO., LTD.

Company name:	ARAIGUMI CO., LTD.
Main business:	General construction
Founded:	May 16, 1944
Representative:	Matsuki Sakai
Head Office:	12-20, Ikeda-cho Nishinomiya-shi, Hyogo-ken, 662-8502, Japan
Amount of capital:	582 million yen (as of December 31, 2006)
Major shareholders:	KONOIKE CONSTRUCTION CO., LTD., Techno-engineering Co., Ltd., Goldman Sachs Japan Limited, Sumitomo Mitsui Banking Corporation, The Minato Bank, Ltd.
5.	Future Projections
The effect on performance for the current period is expected to be minor, and there will be no change in our financial forecast.

     These materials contain forward-looking statements about our industry, our business, our plans and objectives, our financial condition and our results of operations that are based on our current expectations, assumptions, estimates and projections. These forward-looking statements are subject to various risks and uncertainties. These statements discuss future expectations, identify strategies, discuss market trends, contain projections of results of operations or of financial condition, or state other forward-looking information. Known and unknown risks, uncertainties and other factors could cause our actual results to differ materially from and be worse than those contained in or suggested by any forward-looking statement. We cannot promise that our expectations, projections, anticipated results, estimates or other information expressed in or underlying these forward-looking statements will turn out to be correct.
     Important risks and factors that could cause our actual results to differ materially from these forward-looking statements include, without limitation:
•	the effect of weak domestic economic conditions, including changes in corporate and personal bankruptcy and unemployment rates in Japan;
•	competition by entry of major financial institutions and IT companies into the business owners and consumer loan industries;
•	misconduct by an employee or director and our exposure to negative publicity of the consumer or business finance industries generally or us specifically;
•	the effect of potential changes to legislation and accompanying enforcement, and restrictions and regulations associated with Japan or U.S. law, including restrictions on interest rates, on regulations for the money lending business;
•	the growing variety of legal means with which debtors can seek protection from creditors;
•	the uncertain liquidity of Japan’s capital markets, availability of funding from lenders on favorable terms and potential changes to government policy, including Japan’s monetary policy;
•	the reliability of our information or technological systems and networks;
•	the influence of our chairman and his family over important decisions;
•	the failure to generate the results we desire by changes in the mix of our asset portfolio;
•	fluctuations in market environments regarding our investments;
•	our ability to pursue and maintain profitable joint ventures and strategic alliances;
•	the effect of fluctuations in the value of real estate held and potential changes to tax legislation and amendments to regulations concerning real estate-related businesses; and
•	increasing competition in the loan servicing market in which Nissin Servicer Co., Ltd., a consolidated subsidiary, operates.